Exhibit 10.1(b)

Schedule of Officers and Directors that are parties to Indemnification Agreement with Impac Mortgage Holdings, Inc.

Joseph R. Tomkinson	September 24, 2002
William S. Ashmore	September 24, 2002
Richard J. Johnson	September 24, 2002
Ronald M. Morrison	September 24, 2002
Gretchen D. Verdugo	September 24, 2002
James Walsh	September 2, 2002
Stephan R. Peers	September 2, 2002
Frank P. Filipps	September 2, 2002
William E. Rose	September 2, 2002
Leigh J. Abrams	September 2, 2002